Exhibit 3.94

BY-LAWS

OF

BURLINGTON COAT REALTY OF GURNEE, INC.

(an Illinois corporation)

ARTICLE - I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates representing shares of the corporation shall set forth thereon the statements prescribed by Section 6.35 of the Business Corporation Act of 1983 and by any other applicable provision of law, shall be signed by the appropriate corporate officers, and may be sealed with the seal of the corporation or a facsimile thereof. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent, or a registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any officer of the corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue.

No certificate shall be issued for any share until such share is fully paid.

2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may, but shall not be obliged to, issue a certificate for a fractional share, and, by action of the Board of Directors, may in lieu thereof, pay cash equal to the value of said fractional share or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise fractional voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation or by an agent on behalf of the holder thereof and the proceeds thereof distributed to the holders of such scrip or subject to any other conditions which the Board of Directors may deem advisable.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these By- Laws, or any written agreement in respect thereof transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his or her other attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease, or exchange of assets, not less than 20 days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent or object in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act of 1983 confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

•	TIME. - The annual meeting shall be held on the day of . A special meeting shall be held on the date fixed by the directors except when the Business Corporation Act of 1983 confers the right to call a special meeting upon the shareholders.

•	PLACE. Annual meetings and special meetings shall be held at such place as the Board of Directors shall by resolution from time to time provide.

•	CALL - Annual meetings may he called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one fifth of the shares.

•	NOTICE OR WAIVER OF NOTICE. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Business Corporation Act of 1983) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation Act of 1983. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him or her, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

•	VOTING LIST. - The officer or agent having charge of the transfer book for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

•	CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

•

INSPECTORS - APPOINTMENT. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting, unless inspector or inspectors shall have been previously appointed for such meeting by the directors. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

•	PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

•	QUORUM. A majority of the outstanding shares entitled to vote on the respective matter shall constitute a quorum.

•	VOTING. Except as the Business Corporation Act of 1983 and the Articles of Incorporation shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the respective matter, a quorum being present, shall be the act of the shareholders.

7. INFORMAL ACTION. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. The business and the affairs of the corporation shall be managed by or under the direction of a Board of Directors. The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, notwithstanding the provisions of Section 8.60 of the Business Corporation Act of 1983.

2. QUALIFICATIONS AND - NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Illinois. The initial Board of Directors shall consist of three persons, which is the number of the initial Board of Directors fixed in the Articles of Incorporation, and which shall be the fixed number of directors until changed. The number of directors of the corporation shall be not less than one nor more than nine, and the number of directors may be fixed or changed from time to time, within such minimum and maximum number of directors, by the directors or the shareholders without further amendment to these By-Laws. Such maximum may not exceed such minimum by more than five. A decrease in the number of directors does not shorten an incumbent director’s term. The full Board of Directors shall consist of the number of directors fixed or changed as herein provided.

3. ELECTION AND TERM. The initial Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. Vacancies and newly created directorships may be filled at an annual meeting of shareholders or a special meeting of shareholders called for that purpose, and vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the Board of Directors.

4. MEETINGS.

•	TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

•	PLACE. Meetings shall be held at such place within or without the State of Illinois as shall be fixed by the Board.

•	CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

•	NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by him or her, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

•	QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. Except as herein otherwise provided, and except as may be otherwise provided by the Business Corporation Act of 1983, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

•	CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be remove at any time, with or without cause, in accordance with the provisions of Section 8.35 of the Business Corporation Act of 1983.

6. COMMITTEES. The Board of Directors, may, by resolution adopted by a majority of the full Board, designate from among its members one or more committees. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. A committee to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act of 1983.

7. INFORMAL ACTION. Any action required to be taken or any action which may be taken at a meeting of directors or of a committee thereof, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof or all of the members of such committee, as the case may be.

Members of the Board of Directors or of any committee of said Board may participate in and act at any meeting of the Board or of any such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

ARTICLE III

OFFICERS

The officers of the corporation shall consist of a President, one or more Vice- Presidents if and as the directors shall determine, a Secretary, and a Treasurer, each of whom shall be elected by the directors. The corporation may have such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor has been elected and qualified.

The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

Any officer or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE IV

INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the provisions of the Business Corporation Act of 1983, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE V

REGISTERED OFFICE AND AGENT - SHAREHOLDERS RECORD

The address of the initial registered office of the corporation in the State of Illinois and the name of the initial registered agent of the corporation are set forth in the original Articles of Incorporation.

The corporation shall keep at its registered office in the State of Illinois or at its principal place of business in Illinois, or at the office of its transfer agent or registrar, if any, in the State of Illinois a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. The corporation shall also keep at its registered office, for a period of at least ten days, the voting list prescribed by Section 7.30 of the Business Corporation Act of 1983.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BY-LAWS

After the initial By-Laws of the corporation shall have been adopted in the manner prescribed by the Business Corporation Act of 1983, the By-Laws of the corporation may be made, altered, amended, or repealed by the shareholders or the Board of Directors.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-Laws of BURLINGTON COAT REALTY OF GURNEE, INC., a corporation of the State of Illinois, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation

Dated:

Secretary of BURLINGTON COAT REALTY OF GURNEE, INC.

(SEAL)

City of New York

County of New York

June 23,1993

CONSENT IN WRITING

OF

SOLE INCORPORATOR

OF

BURLINGTON COAT REALTY OF GURNEE, INC.

(Organized June 23, 1993)

I, THE UNDERSIGNED, being the sole incorporator of the above-named corporation, do hereby consent to the naming of the following persons as the initial directors of the said corporation:

Monroe Milstein

Henrietta Milstein

Andrew Milstein

/s/ Athena Amaxas
Athena Amaxas, Incorporator

WAIVER OF NOTICE

OF

ORGANIZATIONAL MEETING OF DIRECTORS

OF

BURLINGTON COAT REALTY OF GURNEE, INC.

WE, THE UNDERSIGNED, being all of the directors of the above-named corporation, do hereby severally waive notice 1] of the organizational meeting 2] of directors of said corporation, and consent that the meeting be held at on the day of              19        , at                  .M, for the purpose of adopting By-Laws, electing officers, and transacting such other business as may come before the meeting.

Dated:

Monroe Milstein

Henrietta Milstein

Andrew Milstein

1] In lieu of a waiver, at least 3 days’ written notice of an organizational meeting must be given, and the first meeting of directors is held at the call of the majority of them. (2.20 BCA)

2] In lieu of a meeting, directors may act in writing or may participate in meeting by means of telephone conference equipment, etc. (8.15, 8.45 BCA)